Exhibit 21

                         Subsidiaries of the Registrant

      Name                             Jurisdiction of Organization
      ----                             ----------------------------



BBI -- North American Clinical
  Laboratories, Inc.                        Massachusetts

BTRL Contracts and Services, Inc.
  (d/b/a Biotech Research Laboratories)     Massachusetts